Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 23, 2020, relating to the financial statements of Lowe’s Companies, Inc. and the effectiveness of Lowe’s Companies, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Lowe’s Companies, Inc. for the year ended January 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
October 21, 2020